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                                                                    EXHIBIT 99.1


THURSDAY APRIL 25, 6:47 PM EASTERN TIME

PRESS RELEASE

SOURCE: Daisytek International

DAISYTEK INTERNATIONAL SIGNS INCREASED CREDIT FACILITY
$200 MILLION IN NEW FUNDING AVAILABLE TO PURSUE GROWTH STRATEGIES

ALLEN, Texas--(BUSINESS WIRE)--April 25, 2002-- Daisytek International Corporation (Nasdaq:DZTK - news), a $1.2 billion wholesale distributor of computer and office supplies and provider of marketing and demand-generation services, has signed a $200 million senior secured debt facility with Bank of America, N.A. The credit facility, established through its wholly owned subsidiary Daisytek, Incorporated, is subject to certain borrowing base limitations, has a 3-year term and replaces the existing $150 million facility expiring on Dec. 19, 2003.

"Our new credit arrangement will enable Daisytek to continue building on our already successful growth strategies" said Ralph Mitchell, Daisytek's chief financial officer. "Our strategies include expanding into higher growth international markets; driving sales through the consumer-convenient channel - which includes grocery, drug, online and other resellers; increasing product offerings to include a full line of office supplies; and developing new client services in customer care and demand generation through our fee-based VirtualDemand division."

Bank of America has fully underwritten the credit facility and is planning for syndication to commence within the next few weeks. Daisytek International Corporation is the guarantor on the new credit facility, which adds to existing credit agreements with banks in Canada and Australia.

Daisytek is a component of the Russell 2000 and is also listed in the Forbes Platinum 400 and Bloomberg 100 corporate rankings.

About Daisytek

Daisytek is a leading wholesale distributor of computer and office supplies and professional tape products, in addition to providing marketing and demand generation services. Daisytek sells its products and services in the United States, Canada, Australia, Mexico and South America. Daisytek distributes more than 17,000 nationally known, name-brand computer and office supplies products and over 2,800 professional tape products from numerous manufacturers. Daisytek is headquartered near Dallas. This news release and more information about Daisytek are available at www.daisytek.com. The company's annual report is at www.dztkannualreport.com. These Web

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sites are not part of this release. Daisytek is a registered trademark of
Daisytek, Incorporated. All rights reserved.

The matters discussed in this news release contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. You can identify these statements by the fact that they do not relate strictly to historical or current facts, but rather reflect our current expectations concerning future results and events. Forward-looking statements relating to such matters as our financial condition and operations, including forecasted information, are based on our management's current intent, belief or expectations regarding our industry or us. These forward-looking statements including forecasts are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. In addition, some forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

Certain factors, including but not limited to, general economic conditions, industry trends, the loss of or inability to hire skilled personnel, the loss of key suppliers or customers, the loss or material decline in service of strategic product shipping relationships, customer demand, product availability, competition (including pricing and availability), risks inherent in acquiring, integrating and operating new businesses, concentrations of credit risk, distribution efficiencies, capacity constraints, technological difficulties, including equipment failure or breach of our security measures, the volatility of our common stock, economic and political uncertainties arising as a result of terrorist attacks, seasonality, exchange rate fluctuations, and the regulatory and trade environment (both domestic and foreign) could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. There may be additional risks that we do not currently view as material or that are not presently known.

Other factors that could affect Daisytek are set forth in Daisytek's 10-K for the fiscal year ended March 31, 2001.

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Contact:

     Daisytek International, Allen
     Jim Powell, 972/881-4700
        or
     Michael A. Burns & Associates
     Craig McDaniel, APR, 214/521-8596 or 214/616-7186 mobile
     cmcdaniel@mbapr.com